EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131678) of dELiA*s, Inc. of our report dated April 12, 2012, relating to the consolidated financial statements and the financial statement schedule which appears in this Form 10-K for the year ended January 28, 2012.

/s/ BDO USA, LLP

New York, New York

April 12, 2012